CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Trigger Performance Leveraged Upside Securities due 2024	$7,838,820	$726.66

September 2021

Pricing Supplement No. 2,461

Registration Statement Nos. 333-250103; 333-250103-01

Dated September 30, 2021

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities and Commodities

Trigger PLUS Based on the Value of an Equally Weighted Basket Composed of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust due October 3, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Trigger PLUS are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The Trigger PLUS will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying product supplement for PLUS, index supplement and prospectus, as supplemented or modified by this document. At maturity, if the basket has appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the basket, subject to the maximum payment at maturity. If the basket has remained unchanged or depreciated in value but the final basket value is greater than or equal to the trigger level, investors will receive the stated principal amount of their investment. However, if the basket has depreciated in value so that the final basket value is less than the trigger level, investors will lose a significant portion or all of their investment, resulting in a 1% loss for every 1% decline in the basket value over the term of the Trigger PLUS. Under these circumstances, the payment at maturity will be less than 80% of the principal amount and could be zero. Accordingly, you may lose your entire investment. The Trigger PLUS are for investors who seek a return based on the performance of the basket components and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the upside leverage feature which applies for a limited range of upside performance of the basket, and the limited protection against loss that applies only if the final basket value is greater than or equal to the trigger level. Investors may lose their entire initial investment in the Trigger PLUS. The Trigger PLUS are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These Trigger PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	October 3, 2024
Original issue price:	$10 per Trigger PLUS
Stated principal amount:	$10 per Trigger PLUS
Pricing date:	September 30, 2021
Original issue date:	October 5, 2021 (3 business days after the pricing date)
Aggregate principal amount:	$7,838,820
Interest:	None
Basket:	Basket component	Bloomberg ticker symbol	Basket component weighting	Initial basket component value	Multiplier
VanEck Vectors® Gold Miners ETF (the “GDX Shares”)		GDX	50%	$29.47	1.696640652
iShares® Silver Trust (the “SLV Shares”)		SLV	50%	$20.52	2.436647173
We refer to the GDX Shares and the SLV Shares as the underlying shares or the basket components.
Payment at maturity (per Trigger PLUS):	●If the final basket value is greater than the initial basket value: $10 + the leveraged upside payment In no event will the payment at maturity exceed the maximum payment at maturity.
●If the final basket value is less than or equal to the initial basket value but is greater than or equal to the trigger level: $10

●If the final basket value is less than the trigger level: $10 × the basket performance factor

Under these circumstances, the payment at maturity will be less than the stated principal amount of $10 and will represent a loss of more than 20%, and possibly all, of your investment.

Leveraged upside payment:	$10 × leverage factor × basket percent increase
Leverage factor:	200%
Basket percent increase:	(final basket value – initial basket value) / initial basket value
Basket performance factor:	final basket value / initial basket value
Maximum payment at maturity:	$14.20 per Trigger PLUS (142% of the stated principal amount)
Trigger level:	80, which is 80% of the initial basket value
Initial basket value:

100, which is equal to the sum of the products of the initial basket component value of each basket component, as set forth under “Basket—Initial basket component value” above, and the applicable multiplier for such basket component, each of which was determined on the pricing date.

Final basket value:	The basket closing value on the valuation date.
Valuation date:	September 30, 2024, subject to postponement for non-trading days and certain market disruption events.
Basket closing value:	The basket closing value on any day is the sum of the products of the basket component closing value of each basket component and the applicable multiplier for such basket component on such date.
Basket component closing value:	In the case of each of the underlying shares, the closing price of one share of such underlying shares times the adjustment factor for such underlying shares.
Multiplier:

The multiplier was set on the pricing date based on each basket component’s respective initial basket component value so that each basket component represents its applicable basket component weighting in the predetermined initial basket value. Each multiplier will remain constant for the term of the Trigger PLUS. See “Basket—Multiplier” above.

Adjustment factor:	With respect to each of the underlying shares, 1.0, subject to adjustment for certain events affecting such underlying shares.
Listing:	The Trigger PLUS will not be listed on any securities exchange.
CUSIP / ISIN:	61773E486 / US61773E4860
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$9.381 per Trigger PLUS. See “Investment Summary” beginning on page 2.
Commissions and issue price:	Price to public	Agent’s commissions and fees		Proceeds to us(3)
Per Trigger PLUS	$10	$0.25(1)		$9.70
$0.05(2)
Total	$7,838,820	$235,164.60		$7,603,655.40

(1) Selected dealers, including Morgan Stanley Wealth Management (an affiliate of the agent), and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $0.25 for each Trigger PLUS they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for PLUS.

(2) Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each Trigger PLUS.

(3) See “Use of proceeds and hedging” on page 23.

The Trigger PLUS involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 6.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Trigger PLUS are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Trigger PLUS” and “Additional Information About the Trigger PLUS” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for PLUS dated November 16, 2020  Index Supplement dated November 16, 2020 Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of an Equally Weighted Basket Composed of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust due October 3, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Trigger Performance Leveraged Upside Securities

Principal at Risk Securities

The Trigger PLUS Based on the Value of an Equally Weighted Basket Composed of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust due October 3, 2024 (the “Trigger PLUS”) can be used:

￭As an alternative to direct exposure to the basket that enhances returns for a certain range of positive performance of the basket, subject to the maximum payment at maturity

￭To enhance returns and potentially outperform the basket in a moderately bullish scenario

￭To achieve similar levels of upside exposure to the basket as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor

￭To provide limited protection against a loss of principal in the event of a decline in the value of the basket as of the valuation date, but only if the final basket value is greater than or equal to the trigger level

Maturity:	Approximately 3 years
Leverage factor:	200%
Trigger level:	80% of the initial basket value
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the Trigger PLUS.
Maximum payment at maturity:	$14.20 per Trigger PLUS (142% of the stated principal amount)
Basket component weightings:	50% for the GDX Shares and 50% for the SLV Shares
Interest:	None

The original issue price of each Trigger PLUS is $10. This price includes costs associated with issuing, selling, structuring and hedging the Trigger PLUS, which are borne by you, and, consequently, the estimated value of the Trigger PLUS on the pricing date is less than $10. We estimate that the value of each Trigger PLUS on the pricing date is $9.381.

What goes into the estimated value on the pricing date?

In valuing the Trigger PLUS on the pricing date, we take into account that the Trigger PLUS comprise both a debt component and a performance-based component linked to the basket components. The estimated value of the Trigger PLUS is determined using our own pricing and valuation models, market inputs and assumptions relating to the basket components, instruments based on the basket components, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Trigger PLUS?

In determining the economic terms of the Trigger PLUS, including the leverage factor, the trigger level and the maximum payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Trigger PLUS would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the Trigger PLUS?

The price at which MS & Co. purchases the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the basket components, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the Trigger PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

September 2021 Page 2

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of an Equally Weighted Basket Composed of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust due October 3, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

MS & Co. may, but is not obligated to, make a market in the Trigger PLUS and, if it once chooses to make a market, may cease doing so at any time.

September 2021 Page 3

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of an Equally Weighted Basket Composed of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust due October 3, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

The Trigger PLUS offer leveraged exposure to any positive performance of the basket. In exchange for the leverage feature, investors are exposed to the risk of loss of a significant portion or all of their investment due to the trigger feature. At maturity, an investor will receive an amount in cash based upon the value of the basket on the valuation date, subject to the maximum payment at maturity. The Trigger PLUS are unsecured obligations of ours, and all payments on the Trigger PLUS are subject to our credit risk. Investors may lose their entire initial investment in the Trigger PLUS.

Leveraged Performance Up to a Cap

The Trigger PLUS offer investors an opportunity to capture enhanced returns for a certain range of positive performance relative to a direct investment in the basket, subject to the maximum payment at maturity.

Trigger Feature

At maturity, even if the basket has declined in value over the term of the Trigger PLUS, you will receive your stated principal amount, but only if the final basket value is greater than or equal to the trigger level.

Upside Scenario

The basket increases in value, and, at maturity, the Trigger PLUS redeem for the stated principal amount of $10 plus 200% of the basket percent increase, subject to the maximum payment at maturity of $14.20 per Trigger PLUS (142% of the stated principal amount).

For example, if the final basket value is 10% greater than the initial basket value, the Trigger PLUS will provide a total return of 20.00% at maturity.

Par Scenario

The final basket value is less than or equal to the initial basket value but is greater than or equal to the trigger level. In this case, you receive the stated principal amount of $10 at maturity even though the basket has declined in value.

Downside Scenario

The final basket value is less than the trigger level. In this case, the Trigger PLUS redeem for at least 20% less than the stated principal amount, and this decrease will be by an amount proportionate to the full decline in the value of the basket over the term of the Trigger PLUS. Under these circumstances, the payment at maturity will be less than 80% of the stated principal amount and could be zero. There is no minimum payment at maturity on the Trigger PLUS, and you could lose your entire investment.

September 2021 Page 4

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of an Equally Weighted Basket Composed of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust due October 3, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How the Trigger PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Trigger PLUS based on the following terms:

Stated principal amount:	$10 per Trigger PLUS
Leverage factor:	200%
Trigger level:	80% of the initial basket value
Minimum payment at maturity:	None
Maximum payment at maturity:	$14.20 per Trigger PLUS (142% of the stated principal amount)

Trigger PLUS Payoff Diagram

The Trigger PLUS
The Basket
$14.20
Maximum
Payment at
Maturity
$10 Stated
Principal Amount
PLUS Zone
Payment at Maturity on the Trigger PLUS
$20.00
$18.00
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
21%
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
100%
Basket Percentage Change

How it works

￭Upside Scenario. If the final basket value is greater than the initial basket value, investors will receive the $10 stated principal amount plus 200% of the appreciation of the basket over the term of the Trigger PLUS, subject to the maximum payment at maturity. An investor will realize the maximum payment at maturity at a final basket value of 121% of the initial basket value.

￭If the basket appreciates 10%, investors would receive a 20% return, or $12.00 per Trigger PLUS.

￭If the basket appreciates 60%, investors would receive a 42% return, or $14.20 per Trigger PLUS, due to the maximum payment at maturity.

￭Par Scenario. If the final basket value is less than or equal to the initial basket value but is greater than or equal to the trigger level, investors will receive the $10 stated principal amount.

￭If the basket depreciates 5%, investors will receive the $10 stated principal amount.

￭Downside Scenario. If the final basket value is less than the trigger level, investors will receive an amount that is significantly less than the $10 stated principal amount, based on a 1% loss of principal for each 1% decline in the basket value.

￭If the basket depreciates 60%, investors will lose 60% of their principal and receive only $4.00 per Trigger PLUS at maturity, or 40% of the stated principal amount.

September 2021 Page 5

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of an Equally Weighted Basket Composed of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust due October 3, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the Trigger PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for PLUS, index supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Trigger PLUS.

Risks Relating to an Investment in the Trigger PLUS

￭The Trigger PLUS do not pay interest or guarantee return of any principal. The terms of the Trigger PLUS differ from those of ordinary debt securities in that the Trigger PLUS do not pay interest or guarantee the payment of any of the principal amount at maturity. If the final basket value is less than the trigger level (which is 80% of the initial basket value), the payment at maturity will be an amount in cash that is at least 20% less than the $10 stated principal amount of each Trigger PLUS, and this decrease will be by an amount proportionate to the full amount of the decline in the value of the basket over the term of the Trigger PLUS, without any buffer. There is no minimum payment at maturity on the Trigger PLUS, and you could lose your entire investment.

￭The appreciation potential of the Trigger PLUS is limited. The appreciation potential of the Trigger PLUS is limited by the maximum payment at maturity of $14.20 per Trigger PLUS, or 142% of the stated principal amount. Although the leverage factor provides 200% exposure to any increase in the final basket value over the initial basket value, because the payment at maturity will be limited to 142% of the stated principal amount for the Trigger PLUS, any increase in the final basket value over the initial basket value by more than 21% of the initial basket value will not further increase the return on the Trigger PLUS.

￭The market price of the Trigger PLUS will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the Trigger PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Trigger PLUS in the secondary market, including: the value, volatility (frequency and magnitude of changes in value) and dividend yield of the basket components, interest and yield rates, time remaining to maturity, geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the basket components or equities or commodities markets generally and which may affect the final basket value, and any actual or anticipated changes to our credit ratings or credit spreads. Generally, the longer the time remaining to maturity, the more the market price of the Trigger PLUS will be affected by the other factors described above. The values of the basket components may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “Basket Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per Trigger PLUS if you try to sell your Trigger PLUS prior to maturity.

￭The Trigger PLUS are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Trigger PLUS. You are dependent on our ability to pay all amounts due on the Trigger PLUS at maturity and therefore you are subject to our credit risk. If we default on our obligations under the Trigger PLUS, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the Trigger PLUS prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the Trigger PLUS.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The amount payable on the Trigger PLUS is not linked to the value of the basket at any time other than the valuation date. The final basket value will be based on the basket closing value on the valuation date, subject to postponement for non-trading days and certain market disruption events. Even if the value of the basket appreciates prior to the valuation date but then drops by the valuation date, the payment at maturity may be less, and may be significantly less, than it would have been had the payment at maturity been linked to the value of the basket prior to such drop. Although the actual value of the basket on the stated maturity date or at other times during the term of the Trigger PLUS may be higher than the basket closing value on the valuation date, the payment at maturity will be based solely on the basket closing value on the valuation date.

September 2021 Page 6

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of an Equally Weighted Basket Composed of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust due October 3, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

￭Investing in the Trigger PLUS is not equivalent to investing in the basket components. Investing in the Trigger PLUS is not equivalent to investing directly in the basket components or any of the component stocks of the basket components. As an investor in the Trigger PLUS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the basket components or any of the component stocks of the basket components.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Trigger PLUS in the original issue price reduce the economic terms of the Trigger PLUS, cause the estimated value of the Trigger PLUS to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the Trigger PLUS in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Trigger PLUS in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the Trigger PLUS less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the Trigger PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the Trigger PLUS is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Trigger PLUS than those generated by others, including other dealers in the market, if they attempted to value the Trigger PLUS. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Trigger PLUS in the secondary market (if any exists) at any time. The value of your Trigger PLUS at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the Trigger PLUS will be influenced by many unpredictable factors” above.

￭The Trigger PLUS will not be listed on any securities exchange and secondary trading may be limited. The Trigger PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Trigger PLUS. MS & Co. may, but is not obligated to, make a market in the Trigger PLUS and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the Trigger PLUS, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the Trigger PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Trigger PLUS easily. Since other broker-dealers may not participate significantly in the secondary market for the Trigger PLUS, the price at which you may be able to trade your Trigger PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the Trigger PLUS, it is likely that there would be no secondary market for the Trigger PLUS. Accordingly, you should be willing to hold your Trigger PLUS to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the Trigger PLUS. As calculation agent, MS & Co. will determine the initial basket component values, the multipliers and the final basket value, including whether the basket has decreased in value to below the trigger level, and will calculate the basket percent increase or the basket performance factor, as applicable, and the amount of cash, if any, you will receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the basket component closing value in the event of a discontinuance of the relevant basket component. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of

September 2021 Page 7

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of an Equally Weighted Basket Composed of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust due October 3, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

determinations, see “Description of PLUS—Postponement of Valuation Date(s),” —Calculation Agent and Calculations” and related definitions in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the Trigger PLUS on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the Trigger PLUS. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the Trigger PLUS (and to other instruments linked to the underlying shares, the share underlying index with respect to the GDX Shares or the underlying commodity with respect to the SLV Shares), including trading in the securities that constitute the share underlying index as well as in other instruments related to the basket components. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Trigger PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the underlying shares and other financial instruments related to the underlying shares, the underlying commodity and the share underlying index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial basket component values, and, therefore, could increase the values at or above which the basket components must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the Trigger PLUS. Additionally, such hedging or trading activities during the term of the Trigger PLUS, including on the valuation date, could potentially affect whether the basket closing value on the valuation date is below the trigger level, and, therefore, whether an investor would receive significantly less than the stated principal amount of the Trigger PLUS at maturity.

￭The U.S. federal income tax consequences of an investment in the Trigger PLUS are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the Trigger PLUS. As discussed in the Tax Disclosure Sections, there is a substantial risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. In addition, long-term capital gain that a U.S. Holder would otherwise recognize in respect of the Trigger PLUS up to the amount of the “net underlying long-term capital gain” could, if the U.S. Holder is an individual or other non-corporate investor, be subject to tax at the higher rates applicable to “collectibles” instead of the general rates that apply to long-term capital gain. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the Trigger PLUS might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the Trigger PLUS as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the Trigger PLUS every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the Trigger PLUS as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the Trigger PLUS, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the Trigger PLUS, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed in this document. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Basket Components

￭Changes in the value of the basket components may offset each other. Value movements in the basket components may not correlate with each other. At a time when one basket component increases in value, the value of the other basket component may not increase as much, or may even decline. Therefore, in calculating the basket components’ performance on the valuation date, an increase in the value of one basket component may be moderated, or wholly offset, by a lesser increase or a decline in the value of the other basket component.

September 2021 Page 8

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of an Equally Weighted Basket Composed of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust due October 3, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

￭Suspensions or disruptions of market trading in commodity and related futures markets could adversely affect the price of the Trigger PLUS. The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices which may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the value of the underlying shares, and, therefore, the value of the Trigger PLUS.

￭Investing in the Trigger PLUS exposes investors to risks associated with investments in securities with a concentration in the gold and silver mining industry. The Trigger PLUS are subject to certain risks applicable to the gold and silver mining industry. The stocks included in the NYSE Arca Gold Miners Index and that are generally tracked by the GDX Shares are stocks of companies primarily engaged in the mining of gold or silver. The underlying shares may be subject to increased price volatility as they are linked to a single industry, market or sector and may be more susceptible to adverse economic, market, political or regulatory occurrences affecting that industry, market or sector.

Because the GDX Shares primarily invests in stocks, American Depositary Receipts (“ADRs”) and Global Depositary Receipts (“GDRs”) of companies that are involved in the gold mining industry, the underlying shares are subject to certain risks associated with such companies.

Competitive pressures may have a significant effect on the financial condition of companies in the gold mining industry. Also, gold mining companies are highly dependent on the price of gold. Gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors. These include economic factors, including, among other things, the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold, levels of gold production and production costs, and short-term changes in supply and demand because of trading activities in the gold market.

The GDX Shares invests to a lesser extent in stocks, ADRs and GDRs of companies involved in the silver mining industry. Silver mining companies are highly dependent on the price of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production costs and disruptions in major silver producing countries such as Mexico and Peru. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time to time, above-ground inventories of silver may also influence the market. The major end-uses for silver include industrial applications, jewelry, photography and silverware.

￭The prices of the GDX Shares are subject to currency exchange risk. Because the price of the GDX Shares are related to the U.S. dollar value of stocks underlying the share underlying index, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which such component securities trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. An investor’s net exposure will depend on the extent to which the currencies of the component securities strengthen or weaken against the U.S. dollar and the relative weight of each currency. If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the

September 2021 Page 9

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of an Equally Weighted Basket Composed of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust due October 3, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

share underlying index, the price of the GDX Shares will be adversely affected and the payment at maturity on the Trigger PLUS may be reduced.

￭Adjustments to the GDX Shares or the index tracked by the GDX Shares could adversely affect the value of the Trigger PLUS. The investment adviser to the VanEck Vectors® Gold Miners ETF, VanEck Associates Corporation (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the NYSE Arca Gold Miners Index). Pursuant to its investment strategies or otherwise, the Investment Adviser may add, delete or substitute the securities composing the VanEck Vectors® Gold Miners ETF. Any of these actions could adversely affect the price of the GDX Shares and, consequently, the value of the securities. ICE Data Indices, LLC (“IDI”) is responsible for calculating and maintaining the NYSE Arca Gold Miners Index. IDI may add, delete or substitute the securities constituting the NYSE Arca Gold Miners Index or make other methodological changes that could change the level of the NYSE Arca Gold Miners Index. IDI may discontinue or suspend calculation or publication of the NYSE Arca Gold Miners Index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued NYSE Arca Gold Miners Index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the price of the GDX Shares and, consequently, the value of the Trigger PLUS.

￭Single commodity prices tend to be more volatile than, and may not correlate with, the prices of commodities generally. The iShares® Silver Trust is linked exclusively to the price of silver and not to a diverse basket of commodities or a broad-based commodity index. The price of silver may not correlate with, and may diverge significantly from, the prices of commodities generally. Because the Trigger PLUS are linked to underlying commodity shares which reflect the performance of the price of a single commodity, they carry greater risk and may be more volatile than a security linked to the prices of multiple commodities or a broad-based commodity index. The price of silver may be, and has recently been, highly volatile, and we can give you no assurance that such volatility will lessen.

￭The Trigger PLUS are subject to risks associated with silver. The iShares® Silver Trust seeks to reflect generally the performance of the price of silver, less the iShares® Silver Trust’s expenses and liabilities. The price of silver is primarily affected by global demand for and supply of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (as the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events and production costs and disruptions in major silver-producing countries, such as Mexico, China and Peru. The demand for and supply of silver affect silver prices, but not necessarily in the same manner as supply and demand affect the prices of other commodities. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time to time, above-ground inventories of silver may also influence the market. The major end-uses for silver include industrial applications, jewelry and silverware. It is not possible to predict the aggregate effect of any or all of these factors.

￭There are risks relating to trading of commodities on the London Bullion Market Association. The investment objective of the iShares® Silver Trust is to reflect generally the performance of the price of silver, less the iShares® Silver Trust’s expenses and liabilities. The price of silver is determined by the LBMA or an independent service-provider appointed by the LBMA. The LBMA is a self-regulatory association of bullion market participants. Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. If the LBMA should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation not currently in place, the role of LBMA prices as a global benchmark for the value of silver may be adversely affected. The LBMA is a principals’ market that operates in a manner more closely analogous to an over-the-counter physical commodity market than a regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA trading. For example, there are no daily price limits on the LBMA that would otherwise restrict fluctuations in the prices of LBMA contracts. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. The LBMA may alter, discontinue or suspend calculation or dissemination of the LBMA silver price, which could adversely affect the value of the Trigger PLUS. The LBMA, or an independent service-provider appointed by the LBMA, will have no obligation to consider your interests in calculating or revising LBMA prices.

￭The performance and market price of the GDX Shares and the SLV Shares, particularly during periods of market volatility, may not correlate with the performance of the share underlying index or the component securities of the share underlying index, with respect to the GDX Shares, or its underlying commodity, with respect to the SLV Shares, or the net asset value per share of the respective underlying shares. The GDX Shares do not fully replicate

September 2021 Page 10

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of an Equally Weighted Basket Composed of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust due October 3, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

the share underlying index and may hold securities that are different than those included in the share underlying index, and the SLV Shares do not fully replicate their underlying commodity.

With respect to the GDX Shares, the performance of the underlying shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying index. All of these factors may lead to a lack of correlation between the performance of the GDX Shares and the share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the securities underlying the GDX Shares may impact the variance between the performances of the GDX Shares and the share underlying index.

With respect to the SLV Shares, the underlying shares do not fully replicate the performance of their underlying commodity due to the fees and expenses charged by the underlying shares or by restrictions on access to the underlying commodity due to other circumstances. The SLV Shares do not generate any income, and as the SLV Shares regularly sell their underlying commodity to pay for ongoing expenses, the amount of its underlying commodity represented by each share gradually declines over time. The SLV Shares sell its underlying commodity to pay expenses on an ongoing basis irrespective of whether the trading price of the shares rises or falls in response to changes in the price of its underlying commodity. The sale by the SLV Shares of its underlying commodity to pay expenses at a time of relatively low prices for its underlying commodity could adversely affect the value of the Trigger PLUS. Additionally, there is a risk that part or all of the holdings of the SLV Shares in its underlying commodity could be lost, damaged or stolen due to war, terrorism, theft, natural disaster or otherwise.

Additionally, because the shares of each of the underlying shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of each of the underlying shares may differ from the net asset value per share of such underlying shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the components underlying each of the underlying shares may be disrupted or limited, or such components may be unavailable in the secondary market.  Under these circumstances, the liquidity of each underlying shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of each of the underlying shares, and their ability to create and redeem shares of each of the underlying shares may be disrupted. Under these circumstances, the market price of shares of each of the underlying shares may vary substantially from the net asset value per share of each underlying share, the level of the NYSE Arca Gold Miners Index, with respect to the GDX Shares, or the performance of its underlying commodity, with respect to the SLV Shares.

For all of the foregoing reasons, the performance of the GDX Shares may not correlate with the performance of the share underlying index or the component securities of the share underlying index and the performance of the SLV Shares may not correlate with the performance of its underlying commodity, and the performance of each of the underlying shares may not correlate with the performance of the net asset value per share of such underlying shares.  Any of these events could materially and adversely affect the prices of each of the underlying shares and, therefore, the value of the Trigger PLUS. Additionally, if market volatility or these events were to occur on the final determination date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the Trigger PLUS.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of each of the underlying shares on the final determination date, even if the GDX Shares are underperforming the share underlying index or the component securities of the share underlying index, the SLV Shares are underperforming its underlying commodity and/or any of the underlying shares is trading below the net asset value per share of such underlying shares.

￭Governmental regulatory actions, such as sanctions, could adversely affect your investment in the Trigger PLUS. Governmental regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the Trigger PLUS or the component securities of the underlying shares, or engaging in transactions therein, and any such action could adversely affect the value of the underlying shares or the Trigger PLUS. These regulatory actions could result in restrictions on the Trigger PLUS and could result in the loss of a significant portion or all of your initial investment in the Trigger PLUS, including if you are forced to divest the Trigger PLUS due to the government mandates, especially if such divestment must be made at a time when the value of the Trigger PLUS has declined.

September 2021 Page 11

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of an Equally Weighted Basket Composed of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust due October 3, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlying shares. However, the calculation agent will not make an adjustment for every event that could affect the underlying shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the Trigger PLUS may be materially and adversely affected.

September 2021 Page 12

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of an Equally Weighted Basket Composed of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust due October 3, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Basket Overview

The basket consists of the VanEck Vectors® Gold Miners ETF (the “GDX Shares”) and the iShares® Silver Trust (the “SLV Shares”).

VanEck Vectors® Gold Miners ETF

The VanEck Vectors® Gold Miners ETF is an exchange-traded fund managed by VanEck, a registered investment company that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the NYSE Arca Gold Miners Index. VanEck Vectors® ETF Trust (the “Trust”) is an investment portfolio managed by VanEck. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-123257 and 811-10325, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. We make no representation or warranty as to the accuracy or completeness of such information. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the VanEck Vectors® Gold Miners ETF is accurate or complete.

Market VectorsSM is a service mark of Van Eck Associates Corporation (“Van Eck”). The Trigger PLUS are not sponsored, endorsed, sold, or promoted by Van Eck. Van Eck makes no representations or warranties to the owners of the Trigger PLUS or any member of the public regarding the advisability of investing in the Trigger PLUS. Van Eck has no obligation or liability in connection with the operation, marketing, trading or sale of the Trigger PLUS.

The NYSE Arca Gold Miners Index. The NYSE Arca Gold Miners Index is a modified market capitalization weighted index comprised of publicly traded companies involved primarily in the mining of gold and silver. The NYSE Arca Gold Miners Index includes common stocks, ADRs or GDRs of selected companies involved in the mining for gold and silver ore and are listed for trading and electronically quoted on a major stock market that is accessible by foreign investors. For additional information about the NYSE Arca Gold Miners Index, please see the information set forth under “NYSE Arca Gold Miners Index” in the accompanying index supplement.

This document relates only to the Trigger PLUS offered hereby and does not relate to the GDX Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the GDX Shares (and therefore the price of the GDX Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the GDX Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the underlying shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the Trigger PLUS under the securities laws. As a prospective purchaser of the Trigger PLUS, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the underlying shares.

iShares® Silver Trust

The iShares® Silver Trust (the “Silver Trust”) is an investment trust sponsored by iShares® Delaware Trust Sponsor LLC , which seeks to provide investment results that reflect the performance of the price of silver, less the iShares® Silver Trust’s expenses and liabilities. The assets of the iShares® Silver Trust consists primarily of silver held by a custodian on behalf of the iShares® Silver Trust. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the iShares® Silver Trust pursuant to the Securities Act of 1933 can be located by reference to Commission file number 001-32863 through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the iShares® Silver Trust is accurate or complete.

September 2021 Page 13

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of an Equally Weighted Basket Composed of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust due October 3, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

All information contained in this document regarding the iShares® Silver Trust (the “Silver Trust”), has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, iShares® Delaware Trust Sponsor LLC, a subsidiary of BlackRock, Inc., the sponsor of the Silver Trust. The Bank of New York Mellon is the trustee of the Silver Trust, and JPMorgan Chase Bank, N.A. is the custodian of the Silver Trust. Shares of the Silver Trust trades under the ticker symbol “SLV” on NYSE Arca, Inc.

The Silver Trust issues shares in exchange for deposits of silver and distributes silver in connection with the redemption of shares. The shares of the Silver Trust are intended to constitute a simple and cost-effective means of making an investment similar to an investment in silver.

The Silver Trust does not engage in any activity designed to derive a profit from changes in the price of silver. The Silver Trust’s only ordinary recurring expense is expected to be the sponsor’s fee, which accrues daily at an annualized rate equal to 0.50% of the net asset value of the Silver Trust and is payable monthly in arrears. The trustee of the Silver Trust will, when directed by the sponsor of the Silver Trust, and, in the absence of such direction, may in its discretion, sell silver in such quantity and at such times as may be necessary to permit payment of the Silver Trust sponsor’s fee and of Silver Trust expenses or liabilities not assumed by the sponsor. As a result of the recurring sales of silver necessary to pay the Silver Trust sponsor’s fee and the Silver Trust expenses or liabilities not assumed by the Silver Trust sponsor, the net asset value of the Silver Trust will decrease over the life of the Silver Trust.

This document relates only to the securities offered hereby and does not relate to the SLV Shares. We have derived all disclosures contained in this document regarding the Silver Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Silver Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Silver Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the SLV Shares (and therefore the price of the SLV Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Silver Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the SLV Shares.

We and/or our affiliates may presently or from time to time engage in business with the Silver Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Silver Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the SLV Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the SLV Shares.

September 2021 Page 14

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of an Equally Weighted Basket Composed of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust due October 3, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Information as of market close on September 30, 2021:

Basket Component Information as of September 30, 2021
Basket Component	Bloomberg Ticker Symbol	Current Basket Component Level	52 Weeks Ago	52 Week High	52 Week Low
GDX Shares	GDX	$29.47	$39.16	(on 11/6/2020): $41.42	(on 9/29/2021): $28.91
SLV Shares	SLV	$20.52	$21.64	(on 2/1/2021): $26.76	(on 9/29/2021): $19.95

The following graph is calculated as if the basket had an initial value of 100 on January 1, 2016 (assuming that each basket component is weighted as described in “Basket” on the cover page) and illustrates the effect of the offset and/or correlation among the basket components during such period. The graph does not take into account the leverage factor or the trigger level, nor does it attempt to show your expected return on an investment in the Trigger PLUS. The historical performance of the basket should not be taken as an indication of its future performance.

Basket Historical Performance January 1, 2016 to September 30, 2021

The following graphs set forth the daily closing values of each of the basket components for the period from January 1, 2016 through September 30, 2021. The related tables set forth the published high and low closing values as well as end-of-quarter closing values for each of the basket components for each quarter in the same period. The closing values for each of the basket components on September 30, 2021 were: (i) in the case of the GDX Shares, $29.47, and (ii) in the case of the SLV Shares, $20.52. We obtained the information in the tables and graphs below from Bloomberg Financial Markets, without independent verification. The historical values of the basket components should not be taken as an indication of their future performance, and no assurance can be given as to the basket closing value on the valuation date.

September 2021 Page 15

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of an Equally Weighted Basket Composed of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust due October 3, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

VanEck Vectors® Gold Miners ETF January 1, 2016 to September 30, 2021

VanEck Vectors® Gold Miners ETF	High ($)	Low ($)	Period End ($)
2016
First Quarter	20.86	12.47	19.98
Second Quarter	27.70	19.53	27.70
Third Quarter	31.32	25.45	26.43
Fourth Quarter	26.43	18.99	20.92
2017
First Quarter	25.57	20.92	22.81
Second Quarter	24.57	21.10	22.08
Third Quarter	25.49	21.21	22.96
Fourth Quarter	23.84	21.42	23.24
2018
First Quarter	24.60	21.27	21.98
Second Quarter	23.06	21.81	22.31
Third Quarter	22.68	17.57	18.52
Fourth Quarter	21.09	18.39	21.09
2019
First Quarter	23.36	20.31	22.42
Second Quarter	26.17	20.17	25.56
Third Quarter	30.95	24.58	26.71
Fourth Quarter	29.49	26.19	29.28
2020
First Quarter	31.05	19.00	23.04
Second Quarter	37.21	24.03	36.68
Third Quarter	44.53	36.17	39.16
Fourth Quarter	41.42	33.42	36.02
2021
First Quarter	38.51	30.90	32.50
Second Quarter	39.68	33.60	33.98
Third Quarter	35.09	28.91	29.47

September 2021 Page 16

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of an Equally Weighted Basket Composed of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust due October 3, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

iShares® Silver Trust January 1, 2016 to September 30, 2021

iShares® Silver Trust	High ($)	Low ($)	Period End ($)
2016
First Quarter	15.16	13.17	14.68
Second Quarter	17.87	14.20	17.87
Third Quarter	19.60	17.62	18.20
Fourth Quarter	18.20	14.91	15.11
2017
First Quarter	17.44	15.11	17.25
Second Quarter	17.53	15.30	15.71
Third Quarter	17.10	14.73	15.74
Fourth Quarter	16.41	14.85	15.99
2018
First Quarter	16.56	15.28	15.41
Second Quarter	16.26	15.07	15.15
Third Quarter	15.17	13.23	13.73
Fourth Quarter	14.52	13.15	14.52
2019
First Quarter	15.07	14.07	14.18
Second Quarter	14.46	13.46	14.33
Third Quarter	18.34	14.05	15.92
Fourth Quarter	16.92	15.48	16.68
2020
First Quarter	17.40	11.21	13.05
Second Quarter	17.10	13.02	17.01
Third Quarter	27.00	16.71	21.64
Fourth Quarter	24.76	21.05	24.57
2021
First Quarter	26.76	22.26	22.70
Second Quarter	26.19	23.04	24.22
Third Quarter	24.55	19.95	20.52

September 2021 Page 17

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of an Equally Weighted Basket Composed of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust due October 3, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Terms of the Trigger PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Share underlying index (with respect to the GDX Shares):	NYSE Arca Gold Miners Index
Share underlying index publisher (with respect to the GDX Shares):	ICE Data Indices, LLC, or any successor thereof
Underlying commodity (with respect to the SLV Shares):	Silver
Interest:	None
Bull market or bear market PLUS:	Bull market PLUS
Postponement of maturity date:

If the scheduled valuation date is not a trading day with respect to either of the underlying shares or if a market disruption event occurs with respect to either of the underlying shares on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the Trigger PLUS will be postponed to the second business day following that valuation date as postponed with respect to either of the underlying shares.

Trading day:

Trading day means, in respect of the GDX Shares, a day, as determined by the calculation agent, that is a day on which the relevant exchange for such underlying shares is open for trading during its regular trading session, notwithstanding any such relevant exchange closing prior to its scheduled closing time.

Trading day means, in respect of the SLV Shares, a day, as determined by the calculation agent, on which NYSE Arca (or if NYSE Arca is no longer the principal exchange or trading market for the SLV Shares, such exchange or principal trading market for the SLV Shares that serves as the price-source for the SLV Shares) is open for trading during its regular session, notwithstanding such exchange or principal trading market closing prior to its scheduled closing time.

Market disruption event:

With respect to the GDX Shares, market disruption event means:

(i) the occurrence or existence of any of:

(a) a suspension, absence or material limitation of trading of the GDX Shares on the primary market for the GDX Shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the GDX Shares as a result of which the reported trading prices for the GDX Shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the GDX Shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the calculation agent in its sole discretion; or

(b) a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the value of the share underlying index for the GDX Shares on the relevant exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange(s), in each case as determined by the calculation agent in its sole discretion; or

(c) the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the share underlying index or the underlying shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion; and

(ii) a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event exists at any time with respect to

September 2021 Page 18

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of an Equally Weighted Basket Composed of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust due October 3, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

the GDX Shares, if trading in a security included in the share underlying index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the share underlying index will be based on a comparison of (x) the portion of the level of the share underlying index attributable to that security relative to (y) the overall level of the share underlying index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred with respect to the GDX Shares: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the GDX Shares or in the futures or options contract related to the share underlying index or the GDX Shares will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts on the share underlying index or the GDX Shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the share underlying index or the GDX Shares and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts related to the share underlying index or the GDX Shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances. Regarding any permanent discontinuance of trading in the GDX Shares, see “Discontinuance of the GDX Shares and/or the share underlying index; alteration of method of calculation” below.

With respect to the SLV Shares, market disruption event means:

(i) the occurrence or existence of any of:

a. a suspension, absence or material limitation of trading of the SLV Shares on the primary market for the SLV Shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the SLV Shares as a result of which the reported trading prices for the SLV Shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the SLV Shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market; or

b. a suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the SLV Shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion, and

(ii) a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event in respect of the SLV Shares has occurred: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the market, (2) a decision to permanently discontinue trading in the SLV Shares or in the relevant futures or options contract will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts on the SLV Shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the SLV Shares and (4) a “suspension, absence or material limitation of trading” on the primary market on which futures or options contracts related to the SLV Shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Discontinuance of the GDX Shares and/or the share underlying index; alteration of method of calculation:

If trading in the GDX Shares on every applicable national securities exchange, on the OTC Bulletin Board and in the over-the-counter market is permanently discontinued or the VanEck Vectors® Gold Miners ETF is liquidated or otherwise terminated (a “GDX discontinuance or liquidation event”), the closing price of the GDX Shares on any trading day following the GDX discontinuance or liquidation event will be determined by the calculation agent and will be deemed to equal the product of (i) the closing value of the share underlying index for the GDX Shares (or any successor index, as described

September 2021 Page 19

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of an Equally Weighted Basket Composed of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust due October 3, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

below) on such date (taking into account any material changes in the method of calculating the share underlying index following such GDX discontinuance or liquidation event) and (ii) a fraction, the numerator of which is the closing price of the GDX Shares and the denominator of which is the closing value of the share underlying index (or any successor index, as described below), each determined as of the last day prior to the occurrence of the GDX discontinuance or liquidation event on which a closing price was available.

If, subsequent to a GDX discontinuance or liquidation event, the share underlying index publisher discontinues publication of the share underlying index and the share underlying index publisher or another entity (including MS & Co.) publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued the share underlying index (such index being referred to herein as a “successor index”), then any subsequent closing price for the GDX Shares on any trading day following a GDX discontinuance or liquidation event will be determined by reference to the published value of such successor index at the regular weekday close of trading on such trading day, and, to the extent the value of the successor index differs from the value of the share underlying index at the time of such substitution, proportionate adjustments shall be made by the calculation agent for purposes of calculating payments on the securities.

Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be furnished to the trustee, to us and to the depositary, as holder of the securities, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of the depositary and its direct and indirect participants.

If, subsequent to a GDX discontinuance or liquidation event, the share underlying index publisher discontinues publication of the share underlying index prior to, and such discontinuance is continuing on, the valuation date, and the calculation agent determines, in its sole discretion, that no successor index is available at such time, then the calculation agent will determine the closing price for the GDX Shares for such date. Such closing price will be computed by the calculation agent in accordance with the formula for and method of calculating such share underlying index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently composing the share underlying index without any rebalancing or substitution of such securities following such discontinuance.

Discontinuance of the SLV Shares; alteration of method of calculation:

If trading in the SLV Shares on every applicable national securities exchange is permanently discontinued or the SLV Shares are liquidated or otherwise terminated (an “SLV discontinuance or liquidation event”), the securities will be deemed accelerated to the fifth business day following the date notice of such SLV discontinuance or liquidation event is provided to holders of the SLV Shares under the terms of the SLV Shares (the date of such notice, the “liquidation announcement date” and the fifth business day following the liquidation announcement date, the “acceleration date”), and the payment to you on the acceleration date will be equal to the fair market value of the securities on the trading day immediately following the liquidation announcement date as determined by the calculation agent in its sole discretion based on its internal models, which will take into account the reasonable costs incurred by us or any of our affiliates in unwinding any related hedging arrangements.

Denominations:	$10 per Trigger PLUS and integral multiples thereof
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the Trigger PLUS by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the Trigger PLUS in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered, if any, with respect to each stated principal amount of the Trigger PLUS, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the

September 2021 Page 20

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of an Equally Weighted Basket Composed of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust due October 3, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

aggregate cash amount due, if any, with respect to the Trigger PLUS to the trustee for delivery to the depositary, as holder of the Trigger PLUS, on the maturity date.

September 2021 Page 21

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of an Equally Weighted Basket Composed of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust due October 3, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information About the Trigger PLUS

Additional Information:
Minimum ticketing size:	$1,000 / 100 Trigger PLUS
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a Trigger PLUS should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the Trigger PLUS is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for PLUS, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the Trigger PLUS prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the Trigger PLUS, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Trigger PLUS. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the Trigger PLUS for more than one year, and short-term capital gain or loss otherwise.

Because the Trigger PLUS are linked to shares of exchange-traded funds, although the matter is not clear, there is a substantial risk that an investment in the Trigger PLUS will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the Trigger PLUS could be recharacterized as ordinary income (in which case an interest charge will be imposed). As a result of certain features of the Trigger PLUS, including the leveraged upside payment and the fact that the Trigger PLUS are linked to more than one exchange traded fund, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the Trigger PLUS were treated as a constructive ownership transaction. In addition, long-term capital gain that a U.S. Holder would otherwise recognize in respect of the Trigger PLUS up to the amount of the “net underlying long-term capital gain” could, if the U.S. Holder is an individual or other non-corporate investor, be subject to tax at the higher rates applicable to “collectibles” instead of the general rates that apply to long-term capital gain. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the Trigger PLUS. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for PLUS for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS, possibly with retroactive effect.

As discussed in the accompanying product supplement for PLUS, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2023 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the Trigger PLUS do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the Trigger PLUS should not be Specified Securities and, therefore, should not be subject to Section 871(m).

September 2021 Page 22

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of an Equally Weighted Basket Composed of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust due October 3, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the Trigger PLUS.

Both U.S. and non-U.S. investors considering an investment in the Trigger PLUS should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for PLUS, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the Trigger PLUS.

Use of proceeds and hedging:

The proceeds from the sale of the Trigger PLUS will be used by us for general corporate purposes. We will receive, in aggregate, $10 per Trigger PLUS issued, because, when we enter into hedging transactions in order to meet our obligations under the Trigger PLUS, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the Trigger PLUS borne by you and described beginning on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the Trigger PLUS.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the Trigger PLUS by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlying shares, in futures or options contracts on the underlying shares or the component stocks of the share underlying index with respect to the GDX Shares or the underlying commodity with respect to the SLV Shares, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial basket component values of the basket components, and, therefore, could increase the values at or above which the basket components must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the Trigger PLUS. In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the Trigger PLUS, including on the valuation date, by purchasing and selling the stocks constituting the underlying shares, futures or options contracts on the underlying shares, the share underlying index with respect to the GDX Shares or the underlying commodity with respect to the SLV Shares, or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Trigger PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of the basket component and, therefore, adversely affect the value of the Trigger PLUS or the payment you will receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the Trigger PLUS, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

The agent may distribute the Trigger PLUS through Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”), as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG. Morgan Stanley Wealth Management, MSIP and Bank Morgan Stanley AG are affiliates of ours. Selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $0.25 for each Trigger PLUS they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $0.05 for each Trigger PLUS. The costs included in the original issue price of the Trigger PLUS will include a fee paid by MS & Co. to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the Trigger PLUS.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a

September 2021 Page 23

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of an Equally Weighted Basket Composed of the VanEck Vectors® Gold Miners ETF and the iShares® Silver Trust due October 3, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Validity of the Trigger PLUS:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the Trigger PLUS offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such Trigger PLUS will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the Trigger PLUS and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2020, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2020.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for PLUS and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for PLUS, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for PLUS, index supplement and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov.as follows:

Product Supplement for PLUS dated November 16, 2020

Index Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this document are defined in the product supplement for PLUS, in the index supplement or in the prospectus.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are our service marks.

September 2021 Page 24